Exhibit 13.1

Annual Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of HSBC Holdings plc (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The Annual Report on Form 20-F for the year ended 31 December 2007 of the Company fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 3 March 2008
/s/ Michael F Geoghegan

Michael F Geoghegan,
Group Chief Executive

Dated: 3 March 2008
/s/ Douglas J Flint

Douglas J Flint,
Group Finance Director